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                                                                    EXHIBIT 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use in this Form 8-K of our report dated November 27, 1996 relating to the Balance Sheets of Electronic Transmission Corporation as of December 31, 1994 and 1995 and September 30, 1996 and the Statements of Operations, Stockholders' Equity and Cash Flows for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996.




/s/ SIMONTON, KUTAC & BARNIDGE, L.L.P.

Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

February 12, 1997





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